SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549

                         FORM 8-K

                      CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                     October 18, 2006
                      Date of Report
            (Date of Earliest Event Reported)

                TEMPEST MICROSYSTEMS, INC.
  (Exact Name of Registrant as Specified in its Charter)

                  13125 Danielson Street
                        Suite 101
                 Poway, California 92064
         (Address of Principal Executive Offices)

              RIVET ACQUISITION CORPORATION
                   1504 R Street, N.W.
                  Washington, D.C. 20009
     (Former Name and Former Address of Principal Executive Offices)

                       858/456-3800
             (Registrant's Telephone Number)

Delaware                      0-31399                  52-2257547
(State or other     (Commission File Number)         (IRS Employer
jurisdiction of                                     Idenification No.)
incorporation)

          ITEM 3.02 Unregistered Sales of Equity Securities

     On October 18, 2006, the Registrant issued 1,470,000 shares of common stock to Wardley, Walsh, Wellesley and Company, Poway, California at par. The shares were issued pursuant the exemptions from registration provided by Regulation D of the general rules and regulations of the Securities and Exchange Commission.

          ITEM 5.01 Changes in Control of Registrant

     (a) On October 18, 2006, the Registrant, Pierce Mill Associates and Tempest Microsystems, Inc. (California) took the following actions which have resulted in Tempest Microsystems, Inc. (California) acquiring control of the Registrant. Subsequent to this change in control, Tempest Microsystems, Inc. (California) intends to transfer its assets and certain liabilities to the Registrant and thereafter the Registrant intends to register its securities for public sale and to cause those securities to be traded in the United States securities market.

     1. 650,000 shares of the 1,000,000 shares of common stock of the Registrant owned by Pierce Mill Associates, Inc. were sold at par to Tempest Microsystems, Inc. (California).

     2   A new director and officer of the Registrant was elected and appointed simultaneously with the acceptance of the resignation of the prior officer and director of the Registrant.

     (b) This Current Report on Form 8-K incorporates by reference the information contained in the Form 10-SB filed by the Registrant on August 29, 2000 and its subsequent filing with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act.

          ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors

     On October 18, 2006, the following person was elected to the Board of Directors of the Registrant:

                    Michael Mojaver

     On October 18, 2006, the following person was appointed to the following offices of the Registrant:

                Michael Mojaver          President, Secretary

     On October 18, 2006, James M. Cassidy, the prior officer and director of the Registrant, resigned from such positions with the Registrant.

          ITEM 8.01 Other Events

     The following information describes Tempest Microsystems, Inc.
(California).

     Tempest Microsystems, Inc. (California) offers a variety of video solutions to the security industry and surveillance market. Tempest Microsystems,Inc.(California) is currently focusing its marketing efforts on promoting its line of digital video recorders and associated software and services. Tempest (California)'s digital recorders can be combined with traditional analog CCTV cameras or digital video cameras to provide a complete security and remote monitoring system. Business intelligence software, internet-based archiving and patented camera technologies are all currently being designed and produced by Tempest (California).

     The services and products offered by Tempest (California) include:

     The Digital Video Recorder Platform. This is a Linux-based embedded solution leveraging various PC-based platforms optimized for each target vertical. The 8000 series is targeted for small business or residential applications, the 9000 series is designed for medium sized business, the Octane is targeted for mobile applications, and the 15000 series targets Enterprise applications.

     Business Intelligence Software Tracking Software. Optional business and video software upgrades that work on most DVRs and are useful for tracking business trends.

     Paragon Panaoramic 360 Object Tracking. The Paragon is a patented technology that integrates a 4-megapixel digital video camera, pan/tilt/zoom camera, and digital video recorder. The camera has a full 360 degree view with no blind spots, and can be mounted in a ceiling to monitor an entire room or building. The Paragon can continuously track the movements of either a person or an object. The DRV allows the Paragon to store video of everything that has happened on the premises, as well as a searchable history of all events.

     IP Based Connectivity. Each Tempest (California) product records audio, video, and transactional data independently and can be accessed via the network or the internet. The data can then be observed remotely through the use of a personal computer or PDA device. Each product can register with the Tempest Gateway for health monitoring and other services, simplified centralized access and management. Tempest Gateway supports central monitoring stations and is being interfaced with third party software.

                        SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                TEMPEST MICROSYSTEMS, INC.
                                (formerly Rivet Acquisition Corporation)


Date: 10/20/2006                /s/ Michael Mojaver, President